EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 8, 2000, between WaveRider Communications Inc., a corporation organized under the laws of the State of Nevada (the "Company"), and Capital Ventures International, a Cayman Islands unlimited liability corporation (the "Purchaser").

         WHEREAS:

         A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         B. The Company desires to sell, and the Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, (i) convertible notes of the Company (the "Notes"), in the form attached hereto as Exhibit A-1 in the aggregate principal amount of Five Million Dollars ($5,000,000) (the "First
Notes"), and in the form attached hereto as Exhibit A-2 in the aggregate principal amount of Seven Million Dollars ($7,000,000) (the "Second Notes") convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and (ii) warrants (the "Warrants"), in the form attached hereto as Exhibit B-1 to acquire an aggregate of 2,461,538 shares of Common Stock, in the form attached hereto as Exhibit B-2 to acquire an aggregate of 5,907,692 shares of Common Stock, and in the form attached hereto as Exhibit B-3 to acquire an aggregate of a number of shares of Common Stock to be determined on the Second Closing Date (as defined below). The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Notes are referred to herein as the "Conversion Shares" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares." The Notes, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "Securities" and each of them may individually be referred to herein as a "Security."

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C-1 (the "First Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         D All references herein to monetary denominations shall refer to lawful money of the United States of America.

         NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

1.       PURCHASE AND SALE OF NOTES AND WARRANTS.

         (a) Purchase of Notes and Warrants. The issuance, sale and purchase of the Notes and the Warrants shall take place in two separate closings, the first of which is referred to herein as the "First Closing" and the second of which is referred to herein as the "Second Closing".

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                  (i) On the First Closing Date (as defined  below),  subject to the  satisfaction  (or  waiver)  of the  conditions  set forth in  Section 6 and
Section 7 below, the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the First Notes and 2,461,538 Warrants in the form attached hereto as Exhibit B-1, and 5,907,692 Warrants in the form attached hereto as Exhibit B-2 (collectively, the "First Warrants") for an aggregate purchase price of Five Million Dollars ($5,000,000) (the "First Purchase Price").

                  (ii) On the Second Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and
Section 7 below, the Company shall issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, the Second Notes and a number of Warrants to be determined on the Second Closing Date in the form attached hereto as Exhibit B-3 (the "Second Warrants") for an aggregate purchase price of Seven Million Dollars ($7,000,000) (the "Second Purchase Price").

         (b) Form of Payment. On the First Closing Date, the Purchaser shall pay the First Purchase Price by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of the duly executed First Notes and First Warrants, and the Company shall deliver the First Notes and First Warrants against delivery of the First Purchase Price; and, if applicable, on the Second Closing Date, the Purchaser shall pay the Second Purchase Price, by wire transfer to the Company in accordance with the Company's written wiring instructions, against delivery of the duly executed Second Notes and Second Warrants, and the Company shall deliver the Second Notes and Second Warrants against delivery of the Second Purchase Price.

         (c) Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the First Notes and First Warrants pursuant to this Agreement (the "First Closing") shall be 12:00 noon, New York City time, on December 8, 2000, subject to a two business day grace period at either party's option, but in any event not later than December 12, 2000, or such other time as may be mutually agreed upon by the Company and the Purchaser (the "First Closing Date"), and the date and time of the issuance and sale of the Second Notes and the Second Warrants pursuant to this Agreement (the "Second Closing") shall be 12:00 noon, New York City time, on the later of (i) the 90th day after the First Closing Date or (ii) the 30th day after the Registration Statement (as defined in the First Registration Rights Agreement) is declared effective by the SEC (the "Second Closing Date"). Notwithstanding anything to the contrary contained in this Agreement, if any of the conditions to the Second Closing set forth in
Section 7(b) below shall not have been satisfied as of the Second Closing Date, the Purchaser, in its sole discretion, shall have the option, exercisable at any time prior to the 60th day after the Second Closing Date, upon three days' prior written notice to the Company, to waive any such conditions and to purchase the Second Notes and the Second Warrants, on the terms specified herein. The First Closing and the Second Closing shall occur at the offices of Heights Capital Management, Inc., 401 City Avenue, Suite 220, Bala Cynwyd, Pennsylvania 19004.

2.       PURCHASER'S REPRESENTATIONS AND WARRANTIES

         The Purchaser represents and warrants to the Company as follows:

         (a) Purchase for Own Account, Etc.. The Purchaser is purchasing the Securities for the Purchaser's own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from


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such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the First Registration Rights Agreement and the Second Registration Rights Agreement
(as  defined  below)  (collectively,   the  "Registration  Rights  Agreements").
Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration
statement  or  an  exemption  from  the  registration   requirements  under  the
Securities Act.

         (b) Accredited Investor Status. The Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

         (c) Reliance on Exemptions. The Purchaser understands that the Notes and Warrants are being offered and sold to the Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

         (d) Information. The Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by the Purchaser or its counsel. The Purchaser and its counsel have been afforded the opportunity to ask questions of the Company and have received what the Purchaser believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other investigation conducted by the Purchaser or its counsel or any of its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. The Purchaser understands that the Purchaser's investment in the Securities involves a high degree of risk.

         (e) Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         (f) Transfer or Resale. The Purchaser understands that (i) except as provided in the Registration Rights Agreements, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless
(a) the resale of the Securities has been registered thereunder; or (b) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); or (d) sold or transferred to an affiliate of the Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreements). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

         (g) Legends. The Purchaser understands that the Notes and Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the applicable Registration Rights Agreement or


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otherwise may be sold by the Purchaser under Rule 144, the  certificates for the
Conversion  Shares  and  Warrant  Shares  may  bear  a  restrictive   legend  in
substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

                  The Company agrees that it shall, immediately prior to the Registration Statement (as defined in the applicable Registration Rights Agreement) being declared effective, instruct its transfer agent to accept an opinion letter of counsel to the Purchaser, opining that at any time the Registration Statement is effective, the transfer agent shall issue, in connection with the issuance of the Conversion Shares and Warrant Shares, certificates representing such Conversion Shares and Warrant Shares without the restrictive legend above, provided such Conversion Shares and Warrant Shares are to be sold pursuant to the prospectus contained in the Registration Statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

                  The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreements; (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or
(iii) such holder provides the Company with usual and customary representations of the holder that such Security can be sold under Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to the Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and the Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

         (h) Authorization; Enforcement. This Agreement and the First Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their terms, and the Second Registration Rights Agreement, when executed and delivered by the Purchaser, will constitute a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         (i) Residency. The Purchaser is a resident of the jurisdiction set forth under the Purchaser's name on the execution page hereto.

         (j) Short Sales. The Purchaser and affiliates over which the Purchaser may exercise investment discretion do not presently maintain a "short" position in the Company's Common Stock.

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         The Purchaser's  representations  and warranties made in this Article 2
are  made  solely  for  the  purpose  of  permitting   the  Company  to  make  a
determination that the offer and sale of the Notes and Warrants pursuant to this Agreement complies with applicable U.S. federal and state securities laws and not for any other purpose. Accordingly, the Company should not rely on such representations and warranties for any other purpose.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to Purchaser as follows:

         (a) Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder or under the Notes, the Warrants or the Registration Rights Agreements or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries.

         (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants and the Registration Rights Agreements, to issue and sell the Notes and the Warrants in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Notes in accordance with the terms thereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof; (ii) the execution, delivery and performance of this Agreement, the Notes, the Warrants and the Registration Rights Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, any or committee of the Board of Directors is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreements, the Notes and the Warrants, such agreements or instruments will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         (c) Stockholder Authorization. Except as provided in Section 4(p) hereof, neither the execution, delivery or performance by the Company of its obligations under this Agreement, the Notes, the Warrants or the Registration Rights Agreements, nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes or the Warrants or the issuance or reservation for issuance of the Conversion Shares or Warrant Shares) requires any consent or authorization of the Company's stockholders, including but not limited to consent under Rule 4460(i) promulgated by the National Association of Securities Dealers, Inc. (the "NASD") or any similar rule.

         (d) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Notes and exercise of the Warrants is set forth on Schedule 3(d). All of


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such outstanding  shares of capital stock have been, or upon issuance,  will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on
Schedule 3(d), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, nor are any such issuances or arrangements contemplated, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is or may become obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreements). Schedule 3(d) sets forth all of the Company's issued securities or instruments containing antidilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Securities in accordance with the terms of this Agreement, the Notes or the Warrants. The Company has furnished to the Purchaser true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company.

         (e) Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Notes and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

         (f) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreements, the Notes and the Warrants by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Notes, the Warrants, the Conversion Shares and Warrant Shares) will not (i) result in a violation of the Articles of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as the Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Registration Rights Agreements, the Company is not required to obtain any


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consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreements, the Notes or the Warrants, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the NASDAQ National Market ("NASDAQ") and does not reasonably anticipate that the Common Stock will be delisted by NASDAQ for the foreseeable future.

         (g) SEC Documents, Financial Statements. Since January 1, 1999, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to the Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and
(ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

         (h) Absence of Certain Changes. Since September 30, 2000, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in the SEC Documents filed prior to the date hereof.

         (i) Absence of Litigation. Except as disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, including, without limitation, the SEC or

NASDAQ, pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such which could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, after reasonable investigation, there are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

         (j) Intellectual Property. Each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) or other similar rights and/or proprietary knowledge necessary for the conduct of its business as now being conducted (collectively, "Intangibles"). To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing except for such failures to be in good standing that would not cause a Material Adverse Effect. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

         (k) Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         (l) Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchaser pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company's securities.

         (m) Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Purchaser is "arms-length" and any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser's purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

         (n) Listing. The Company has secured the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are currently listed (subject to official notice of issuance).

         (o) Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreements). The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements which will be included in the Registration Statements required to be filed pursuant to the Registration Rights Agreements.

         (p) No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

         (q) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, the result of such integration which would require registration under the Securities Act, or any applicable stockholder approval provisions, including, without limitation, Rule 4460(i) of the NASD or any similar rule.

         (r) No Brokers. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Purchaser relating to this Agreement or the transactions contemplated hereby.

         (s)  Acknowledgment  Regarding  Securities.  The  number of  Conversion
Shares issuable upon conversion of the Notes may increase in certain circumstances, including if the bid price of the Common Stock declines. The Company's executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with the terms of the Notes is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Notes and Warrants hereunder and the consummation of the other transactions
contemplated   hereby  are  in  the  best  interests  of  the  Company  and  its stockholders.

         (t) Title. Except as set forth on Schedule 3(t) hereto, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         (u) Tax Status. Except as set forth in the SEC Documents or in Schedule 3(u), the Company and each of its subsidiaries has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

         (v) Key Employees. Each of the Company's directors, officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the SEC Documents. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any material liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means the persons listed on Schedule 3(v) and any individual who assumes or performs any of the duties of a Key Employee.

         (w) Insurance. Except as set forth in Schedule 3(w), The Company has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

         (x) Environmental Matters. There is no environmental litigation or other environmental proceeding pending or threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any partnership or joint venture currently or at any time affiliated with the Company. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or that may otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or by any partnership or joint venture currently or at any time affiliated with the Company in violation of any applicable environmental laws. The environmental compliance programs of the Company comply in all respects with all environmental laws, whether federal, state or local, currently in effect. As used herein, "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

         (y) VoIP International S.A. de C.V. The Company has terminated any and all obligations of the Company and all rights of VoIP International S.A. de C.V. ("VoIP") under that certain Strategic Partner Agreement, dated as of March 9, 2000 by and between the Company and VOIP, as well as all obligations of the Company and all rights of VoIP under the warrants to acquire shares of Common Stock issued by the Company to VoIP pursuant to said Strategic Partner Agreement and all obligations of the Company and all rights of any sales agent(s) under the warrants to acquire shares of Common Stock issued by the Company in connection with said Strategic Partner Agreement.

4.       COVENANTS.

         (a) Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and Section 7 of this Agreement.

         (b) Form D: Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the First Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the First Closing Date. Within five (5) trading days after the First Closing Date, the Company shall file a Current Report on Form 8-K (the "Form 8-K") concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K.

         (c) Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

         (d) Use of Proceeds. The Company shall use the proceeds from the sale of the Notes and Warrants as set forth in Schedule 4(d).

         (e) Additional Equity Capital. During the period beginning on the date hereof and ending 180 days following the effective date of the Registration Statement required to be filed by the Company pursuant to Section 2(a) of the First Registration Rights Agreement (the "First Lock-Up Period"), as well as during the period beginning on the Second Closing Date and ending 120 days following the effective date of the Registration Statement required to be filed by the Company pursuant to Section 2(a) of the Second Registration Rights Agreement (the "Second Lock-Up Period"), the Company will not, without the prior written consent of the Purchaser, contract with any party to obtain additional financing in which any equity or equity-linked securities, having common stock registration rights and/or public resale rights effective within one year after the closing date of such additional financing, are issued (including any debt financing with an equity component) (a "Future Offering"). In addition, the Company will not conduct any Future Offering during the period beginning on the date hereof and ending 180 days following the expiration of the First Lock-Up Period, as well as during the period beginning on the Second Closing Date and ending 120 days following the expiration of the Second Lock-Up Period, unless it shall have first delivered to the Purchaser, at least ten (10) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing the Purchaser and its affiliates an option during the ten (10) business day period following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this and the immediately preceding sentence are collectively referred to as the "Capital Raising
Limitations"). The Capital Raising Limitations shall not apply to any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to (i) the issuance of securities pursuant to an underwritten public offering,
(ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option, bonus plan or restricted stock plan for the benefit of the Company's employees or directors.

         (f) Expenses. The Company shall pay to Heights Capital Management, Inc. ("Heights") at the First Closing, reimbursement for the out-of-pocket expenses reasonably incurred by Heights and its affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, Heights' and its affiliates and advisors' reasonable due diligence and attorneys' fees and expenses (the "Expenses"); provided, however, that Heights shall be permitted to deduct all Expenses (subject to such maximum amount) from the Purchase Price payable by Heights hereunder. In addition, from time to time thereafter (including, without limitation, at the Second Closing, if any), upon Heights' written request, the Company shall pay to Heights such additional Expenses, if any, not covered by such payment, in each case to the extent reasonably incurred by Heights or its affiliates or agents in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements executed in connection herewith. Notwithstanding the foregoing, the Company shall not be obligated to reimburse Heights for more than $50,000 pursuant to this Section 4(f).

         (g) Financial Information. So long as the Purchaser holds any of the Notes, the Company shall send (via electronic transmission or otherwise) the following reports to the Purchaser until the Purchaser transfers, assigns or sells all of its Securities: (i) within five (5) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

         (h) Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the Notes and issuance of the Conversion Shares in connection therewith, the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required by the Notes and the Warrants.

         (i) Listing. The Company shall maintain, so long as the Purchaser (or any of its affiliates) owns any Securities, the listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Notes and exercise of the Warrants on each national securities exchange or automated quotation system on which shares of Common Stock are currently listed. The Company will use its best efforts to continue the listing and trading of its Common Stock on NASDAQ, the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable. The Company shall promptly provide to the Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on the NASDAQ or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

         (j) Corporate Existence. So long as the Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Registration Rights Agreements, the Notes and the Warrants and the agreements and instruments entered into in connection herewith and therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all the Notes and exercise in full of all Warrants outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the NASDAQ, NYSE or AMEX. Notwithstanding the foregoing, the Company covenants and agrees that it will not engage in any merger, consolidation or sale of all or substantially all of its assets at any time prior to the effectiveness of the Registration Statement required to be filed pursuant to the Second Registration Rights Agreement without (A) providing the Purchaser with written notice of such transaction at least 60 days prior to the consummation of such transaction and (B) obtaining the written consent of the Purchaser on or before the 10th day after the delivery of such notice by the Company.

         (k) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

         (l) Legal Compliance. The Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

         (m) Redemptions and Dividends. So long as the Purchaser beneficially owns any Notes, the Company shall not, without first obtaining the written approval of the Purchaser, repurchase, redeem, or declare or pay any cash dividend or distribution on, any shares of capital stock of the Company.

         (n) Trading Restrictions. The Purchaser shall be not permitted to sell, transfer or otherwise dispose of, during any 45 trading day period, more than 4.99% of the least number of shares of Common Stock issued and outstanding during such 45 trading day period (other than dispositions to the Company).

         (o) Inspection of Properties and Books. So long as the Purchaser shall hold Notes in the aggregate principal amount of $1,000,000, the Purchaser and its representatives and agents (collectively, the "Inspectors") shall have the right, at the Purchaser's expense, to visit and inspect any of the properties of the Company and of its subsidiaries, to examine the books of account and records of the Company and of its subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Purchaser may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Purchaser) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement filed pursuant to the Registration Rights Agreements, (b) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 4(o). The Purchaser agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

         (p) Stockholder Approval. If, on the effective date of the Registration Statement filed pursuant to the First Registration Rights Agreement or the Second Registration Rights Agreement, the Company is prohibited by Rule 4460(i) of the NASD or any successor or similar rule, or the rules of any other securities exchange on which the Common Stock is then listed or traded from issuing all of the shares of Common Stock issuable upon complete conversion of the Notes and complete exercise of the Warrants (without giving effect to the limitations on conversion and exercise contained in Article III.D. of the Notes and Section 7(g) of the Warrants), the Company shall call a meeting of its stockholders to be held as promptly as practicable and in any event no later than 90 days after the effective date of the applicable Registration Statement for the purpose of voting upon and approving this Agreement, the Notes, the Warrants and the Registration Rights Agreements, the authorization and issuance of the Notes and the Warrants, and the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Notes and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company shall, through its Board of Directors, recommend to its stockholders approval of such matters. The Company shall use its best efforts to solicit from its stockholders proxies in favor of such matters sufficient to comply with all relevant legal requirements, including, without limitation, Rule 4460(i) promulgated by the NASD, and shall vote such proxies in favor of such matters.

5.       TRANSFER AGENT INSTRUCTIONS.

         (a) The Company shall instruct its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Notes or exercise of the Warrants, as applicable. To the extent and during the periods provided in Sections 2(f) and 2(g) of this Agreement, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement.

         (b) The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Conversion Shares or Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreements. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

         (c) If the Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or the Purchaser provides the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser.

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Notes and Warrants to the Purchaser hereunder is subject to the satisfaction, at or before the First Closing and the Second Closing, as applicable, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a)      With respect to the First Closing and the Second Closing:

                  (i) The Purchaser shall have delivered the First Purchase Price or the Second Purchase Price, as applicable, in accordance with Section 1(b) above.

                  (ii) The representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the First Closing Date and the Second Closing Date, as applicable, as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the First Closing Date and the Second Closing Date, as applicable.

                  (iii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.       CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE.

         The obligation of the Purchaser hereunder to purchase the Notes and Warrants from the Company hereunder is subject to the satisfaction, at or before the First Closing and the Second Closing, as applicable, of each of the following conditions, provided that such conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

         (a)      With respect to the First Closing:

                  (i) The Company shall have executed this Agreement, the First Notes, the First Warrants and the First Registration Rights Agreement, and delivered executed original copies of the same to the Purchaser.

                  (ii) The Company shall have delivered to the Purchaser duly executed First Notes and First Warrants (each in such denominations as the Purchaser shall request) in accordance with Section 1(b) above.

                  (iii) The Common Stock shall be listed on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended by the SEC or NASDAQ.

                  (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Closing Date. The Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the First Closing Date, to the foregoing effect and as to such other matters as may reasonably be requested by the Purchaser.

                  (v) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

                  (vi) The Purchaser shall have received an opinion of the Company's counsel, dated as of the First Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit D attached hereto.

                  (vii) There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, since the date hereof, and no information, of which the Purchaser is not currently aware, shall come to the attention of the Purchaser that is materially adverse to the Company.

                  (viii) The Purchaser shall have received a certificate, dated as of the First Closing Date, executed by the Secretary of the Company, certifying as to: (A) the Company's articles of incorporation, (B) by-laws or other governing documents, (C) resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the First Closing, authorizing the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreements, the Notes and the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby, and (D) incumbency and signatures of the persons who have executed this Agreement, the First Registration Rights Agreement, the First Notes and the First Warrants and any other documents, certificates and agreements to be executed and delivered at the First Closing by the Company pursuant to this Agreement.

         (b)      With respect to the Second Closing:

                  (i) The Company shall have executed a Registration Rights Agreement, in the form attached hereto a Exhibit C-2 (the "Second Registration Rights Agreement") and delivered an executed original copy of the same to the Purchaser.

                  (ii) The Company shall have delivered to the Purchaser duly executed Second Notes and Second Warrants (each in such denominations as the Purchaser shall request) in accordance with Section 1(b) above.

                  (iii) The Common Stock shall be listed on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended by the SEC or NASDAQ.

                  (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date. The Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Second Closing Date, to the foregoing effect and as to such other matters as may reasonably be requested by the Purchaser.

                  (v) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

                  (vi) The Purchaser shall have received an opinion of the Company's counsel, dated as of the Second Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit D attached hereto.

                  (vii) There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, since the date hereof, and no information, of which the Purchaser is not currently aware, shall come to the attention of the Purchaser that is materially adverse to the Company.

                  (viii) The Purchaser shall have received a certificate, dated as of the Second Closing Date, executed by the Secretary of the Company, certifying as to: (A) the Company's articles of incorporation, (B) by-laws or other governing documents, (C) resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Second Closing, authorizing the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreements, the Notes and the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby, and (D) incumbency and signatures of the persons who have executed the Second Registration Rights Agreement, the Second Notes and the Second Warrants and any other documents, certificates and agreements to be executed and delivered at the Second Closing by the Company pursuant to this Agreement.

                  (ix) The Registration Statement required to be filed by the Company pursuant to Section 2(a) of the First Registration Rights Agreement shall have been declared effective by the SEC no later than the 120th day after the First Closing Date and shall be effective and available for use by such Purchaser as of the Second Closing Date.

                  (x) The average of the Closing Bid Prices (as defined in the Notes) of the Common Stock for the 20 trading days ending on the trading day immediately prior to the Second Closing Date shall be greater than or equal to $1.75.

                  (xi) The Company shall not be in default of any of its obligations under this Agreement, the First Registration Rights Agreement, the First Notes, the First Warrants or any other agreement with the Purchaser.

8.       GOVERNING LAW; MISCELLANEOUS.

         (a) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company and the Purchaser irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         (b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

         (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         (e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

         (f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

            If to the Company:

            WaveRider Communications Inc.
            255 Consumers Road, Suite 500
            Toronto, Ontario, Canada M2J1R4
            Facsimile:       (416) 502-2968
            Attn:            Scott Worthington
            with a copy simultaneously transmitted by like means to:

            Foley, Hoag & Eliot LLP
            One Post Office Square
            Boston, MA  02109-2170
            Facsimile:       (617) 832-7000
            Attn.:           David Broadwin, Esquire

                  If to the Purchaser, to the address set forth under the Purchaser's name on the execution page hereto.

                  Each party shall provide notice to the other party of any change in address.

         (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, the Purchaser may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. This provision shall not limit the Purchaser's right to transfer the Securities pursuant to the terms of the Notes, the Warrants and this Agreement or to assign the Purchaser's rights hereunder or thereunder to any such transferee. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Registration Rights Agreements, the Notes or the Warrants, the Securities may be pledged and all rights of the Purchaser under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with the Purchaser's margin or brokerage account.

         (h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided that Section 4(f) may be enforced by Heights.

         (i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 hereof shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Purchaser may have under applicable U.S. federal or state securities laws. The Company shall indemnify and hold harmless the Purchaser and each of the Purchaser's officers, directors, employees, partners, members, agents and affiliates for all losses or damages arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

         (j) Publicity. The Company and the Purchaser shall have the right to approve before issuance any press releases, SEC or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or SEC or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof).

         (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (l) Termination. In the event that the Closing shall not have occurred on or before December 12, 2000, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

         (m) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Notes, the Warrants and the Registration Rights Agreements. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

         (n) Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

WAVERIDER COMMUNICATIONS INC.

    By:
        ----------------------------

    Name:
          --------------------------

    Title:
           -------------------------



PURCHASER:

CAPITAL VENTURES INTERNATIONAL

By:      Heights Capital Management, Inc.
           its authorized agent

By:
    -------------------------------------
      Name:
      Title:

RESIDENCE:        Cayman Islands

ADDRESS:          c/o      Heights Capital Management, Inc.
                           425 California Street, Suite 1100
                           San Francisco, California 94104
                           Telecopy: (415) 403-6525
                           Attention:  Andrew Frost

                           With a copy to:

                           Heights Capital Management, Inc.
                           401 City Avenue, Suite 220
                           Bala Cynwyd, Pennsylvania 19004
                           Telecopy: (610) 617-3020
                           Attention:  Todd L. Silverberg

                          WaveRider Communications Inc.

                                  SCHEDULE 3(d)

Capitalization Table

See attached Capital Stock Dilution table as at November 30, 2000


List of Options and Warrants

See attached schedules to the Capital Stock Dilution table.

The Company has three stock option plans and one stock purchase plan available for awards. Included in the documentation are the Company's proxy circulars for the annual meetings held May 28, 1999 and July 7, 2000. In these documents are the full descriptions of the 1999 Incentive and Nonqualified Stock Option Plan, the Employee Stock Option (1997) Plan, the Employee Stock Option (2000) Plan and the Employee Stock Purchase (2000) Plan.

The following is a summary of the number of shares authorized under each plan and the number awarded:


Plan                                                          Authorized        Awarded
--------------------------------                              ----------        ---------
Employee Stock Option (1997) Plan ........................... 6,250,000         6,142,992
1999 Incentive and Nonqualified Stock Option Plan ........... 3,000,000         2,984,860
Employee Stock Option (2000) Plan ........................... 6,000,000         2,242,562

Employee Stock Purchase (2000) Plan ......................... 3,000,000         First Plan Open


Registration statements have been filed with the SEC for all of these plans.

Agreements or Arrangements to Register Shares

Avondale Capital Partners, Inc.

As part of the transaction with Heights Capital Management, the Company has committed to pay a finder's fee in a maximum amount of $400,000. In addition, the Company will issue up to 50,000 warrants to the finder as part of the fee. 25,000 of the warrants will be issued upon the first closing and 25,000 will be issued upon the second closing.

The warrants will be for a 5 year period and will be priced at 150% of the market price at the closing date. In connection with the offering, the Company has committed to register the warrants as part of the Heights registration statement.

ADE Network Technology Pty. Ltd. ("ADE")

In conjunction with the acquisition of ADE on October 1, 2000, the Company committed to paying the former shareholders a minimum of $4,000,000 Australian (approximately $2.13 Million US) in four equal installments. The first of these installments was paid in cash at closing but the remaining three installments, payable quarterly, may be paid, at the Company's discretion, in cash, stock or a combination of each.

In addition, the Company has committed to pay the former shareholders up to $900,000 Australian (approximately $480,000 US) in additional compensation, calculated at 40% of revenues, for the 12 months ended September 31, 2001, in excess of $7.5 Million Australian. This compensation, payable prior to December 2001, can be paid in cash, stock or a combination of each, at the Company's discretion.

Finally, as part of the acquisition, the Company has committed to paying the Managing Director of ADE, who remained with the Company after the acquisition, a special bonus of up to $1,100,000 Australian (approximately $600,000 US) calculated at 40% of revenues, for the 12 months ended September 31, 2001, in excess of $9,750,000 Australian. This compensation, payable prior to December 2001, can be paid in cash, stock or a combination of each, at the Company's discretion.

In order to provide flexibility in how the payment may be made, the Company has filed a S-3 registration statement, registering 1,000,000 shares of common stock for this purpose. The registration statement has been reviewed by the SEC and will be declared effective upon the completion of certain amendments.

Warrants

Included with the capitalization table is a schedule of all outstanding warrants. Each of these warrants has been registered under a registration statement, in the form of S-3. Copies of the warrants or form of warrants for each type have been attached to the schedule.

The Warrants from private placement #5, 500,000 @ $1.50, have anti-dilution provisions which only takes effect if the Company were to reduce the shares outstanding through a reverse split (consolidation) of the common stock. It does not provide for any adjustment due to new issues of common stock in a market transaction or due to an increase in shares through a share split, stock dividend or any other means.

The Warrants from private placement #6, 33,751 @ $4.00, have an anti-dilution provision related to any change in the capital stock through a stock dividend, subdivision or combination of stock or issue of shares in a reclassification. There is no provision for adjustment due to new issues of common stock in a market transaction.

The Groome Warrants, 600,268 @ $2.00, have an anti-dilution provision related to any change in the capital stock through a stock dividend, subdivision or combination of stock or issue of shares in a reclassification. There is no provision for adjustment due to new issues of common stock in a market transaction.

The VoIP Warrants, 4,500,000 @ $3.15 and 55,000 @ $6.81, have an anti-dilution provision related to any change in the capital stock through a stock dividend, subdivision or combination of stock or issue of shares in a reclassification. There is no provision for adjustment due to new issues of common stock in a market transaction.

                        WaveRider Communications Inc.
                           Capital Stock Dilution
                           As at November 30, 2000

Authorized

       Common stock, $0.001 par value                                200,000,000
       Preferred stock, $0.001 par value                               5,000,000

Issued and Outstanding

       Common Shares Outstanding for Accounting Purposes              55,121,898
       Common Shares held in Escrow
         (See Performance Milestones)                                  7,650,000
                                                                     ===========
Total Common Shares Outstanding                                       62,771,898

       Warrants Outstanding (See attached)
       Vested                                             1,134,019
       Unvested (Note - Cancelled in December 2000)       4,555,000    5,689,019
                                                          ---------
                                                                       4,555,000
                                                                     ===========
       Options Outstanding
       Vested                                             3,038,137
       Unvested                                           4,811,430    7,849,567
                                                          ----------------------
                                                                       4,811,430
                                                                     ===========
Fully Diluted as of November 30, 2000                                 76,310,484
                                                                     ===========


             Performance Milestones for Release of Escrow Shares

"Prototype" refers to the LMS system enabling wireless transmission. "Gross Revenue" includes all cumulative revenue generated by WaveRider whether from the lease or sale of equipment or otherwise, but does not include any taxes required to be collected by WaveRider with respect to same.


                 Milestone                                                  Percent Released     Status
------------------------------------------------------------                 ----------------    ---------
 1   Prototype development for the LMS system completed ....................         5%          completed

 2   Prototype for the LMS system operational in one community .............        10%           completed

 3   At least 25 purchase orders for LMS systems have been received from ...        15%
     qualified purchasers having a minimum total value of CDN$5 Million

 4   At least 25 LMS systems representing a minimum total revenue of CDN$5..        15%
     Million have been installed and are operational

 5   Gross revenue exceeds CDN$10 Million ..................................        25%

 6   Gross revenue exceeds CDN$25 Million ..................................        30%


                  WaveRider Communications
                  Outstanding Warrants
                  As at November 30, 2000

                        Total                                       Exercise         Potential            10-K
Placement              Number         Exercised      Balance          Price            Cash            Reference
-----------------------------------------------------------------------------------------------------------------
PP5                   250,000                        250,000       $ 1.50         $   375,000
PP5                   250,000                        250,000       $ 1.50         $   375,000
                  ---------------------------------------------------------------------------------

PP5 Total             500,000               -        500,000                      $   750,000  Note 12(B)(vii)
                  ---------------------------------------------------------------------------------

PP6                    25,313                         25,313       $ 4.00          $   101,252
PP6                     8,438                          8,438       $ 4.00          $    33,752
                  ---------------------------------------------------------------------------------

PP6 Total           1,050,000       1,016,249        33,751                        $   135,004  Note 12(B)(v)
                  ---------------------------------------------------------------------------------

Groome                 37,778          32,278         5,500       $ 2.00         $    11,000
Groome                 75,556           5,000        70,556       $ 2.00         $   141,112
Groome                 37,778                        37,778       $ 2.00         $    75,556
Groome                130,277          75,277        55,000       $ 2.00         $   110,000
Groome                 37,778          31,900         5,878       $ 2.00         $    11,756
Groome                250,000                       250,000       $ 2.00         $   500,000
Groome                 37,778          10,000        27,778       $ 2.00         $    55,556
Groome                 75,000          25,000        50,000       $ 2.00         $   100,000
Groome                 37,778          27,778        10,000       $ 2.00         $    20,000
Groome                 37,778                        37,778       $ 2.00         $    75,556
Groome                 50,000                        50,000       $ 2.00         $   100,000
                  ---------------------------------------------------------------------------

Groome Total        2,222,222       1,621,954       600,268                      $  1,200,536  Note 12(B)(xii)
                  ---------------------------------------------------------------------------

See Note 1          4,500,000                     4,500,000       $ 3.15         $ 14,175,000
Below                  55,000                        55,000       $ 6.81         $    374,688
                  ------------------------------------------             --------------------

VoIP Total          4,555,000                     4,555,000                      $ 14,549,688  Note 20
                                            -
                  ------------------------------------------             --------------------

                   12,155,369       6,466,350     5,689,019                      $ 16,635,228
                  ==========================================             ====================


Note 1 These warrants were issued in connection with the VoIP Distribution Agreement and were to be exerciseable in stages upon achievement of certain revenue milestones. None of the milestones were achieved and the agreement has subsequently been cancelled.

                          WaveRider Communications Inc.
                      Extracts of Notes from the Company's
                    10-K for the Year ended December 31, 1999
                        (Copy of Annual Report Attached)

12.  SHARE CAPITAL

B        Issued share capital

v)       Common  share  purchase  agreement  - Under  a  Common  Share  Purchase
         Agreement dated December 29, 1998, the Company entered into an arrangement to sell up to an aggregate amount of $10,000,000 of common stock in three tranches and to issue four groups of warrants.

         On December 29th, 1998 the Company issued 1,167,860 common shares in the First Tranche at $2.57 per share for cash proceeds of $3,000,000. On June 4, 1999, the Company issued 1,660,945 common share in the Second Tranche at $1.81 per share for cash proceeds of $3,000,000.

         During the third quarter of 1999, the Company informed the investors that it would not be taking up its option to sell the Third and Final Tranche of shares to the investors.

         In 1998, as part of the agreement, the Company issued to the investors four groups of warrants as follows: 225,000 with an exercise price of $2.00, 225,000 with an exercise price of $2.61, 225,000 with an exercise price of $3.00 and 225,000 with and exercise price of $4.00. Each warrant entitles the holder to acquire one common share at the specified exercise price. The warrants expire on December 29, 2003.

vii) Series G Warrants - As a commitment fee for the right to issue up to $2,000,000 in convertible debentures to certain investors, the Company issued the investors warrants to purchase 500,000 common shares at an exercise price of $1.50 per share. The warrants expire on December 15, 2003. The warrants have been recorded at their fair value of $313,325 with the costs charged to the consolidated statement of loss in 1998. The Company terminated the debenture agreement on January 8, 1999 without drawing any funds.

xii) Public Underwriting - On December 20, 1999, the Company entered into an Underwriting Agreement with Groome Capital.com Inc. ("Groome"). Under the terms of the agreement, the Company sold 4,444,444 common stock units, consisting of one common share and one-half common share purchase warrant, for $1.35 per unit. The sale of units was completed on December 23, 1999 and the Company received cash proceeds of $6,000,000 less fees of $607,500. In addition, the Company issued to Groome with 444,444 Underwriter warrants which provide Groome with the right to purchase 444,444 common share units at $1.35 per unit for up to 2 years after the offering. Based on the fair value of the underlying instruments within the common share unit, $4,069,664 of the total proceeds was allocated to common shares, $898,792 was allocated to the share purchase warrants and the balance of $424,044 was allocated to the Underwriter warrants

20.      SUBSEQUENT EVENTS

         Memorandum of Understanding

         On February 2, 2000, the Company entered into a memorandum of understanding (MOU) with VoIP International S.A. de C.V. ("VoIP"), a company incorporated in Mexico, pending a formal agreement. When the terms of the MOU are ratified by formal agreement, WaveRider would grant VoIP exclusive rights to market WaveRider products in Mexico in exchange for commitments to procure a minimum of $28,000,000 of WaveRider products. As an incentive, WaveRider would issue to VoIP 4,500,000 Common Stock Purchase Warrants which VoIP will earn based on achievement of the minimum commitments.

                                  SCHEDULE 3(t)

Title to Assets

The Company has clear title to all assets owned by it and its subsidiaries, with the exception of a registered mortgage debenture over the whole of the assets of ADE Network Technology Pty. Ltd. The Debenture is security for an overdraft facility and a Business Combination Loan provided by the National Australia Bank Limited.

In addition, the Company and its subsidiaries have entered into a number of lease agreements for the acquisition of capital assets. All of these leases are current and there are no outstanding nor anticipated default conditions.

                                  SCHEDULE 3(u)

Tax Returns

The Company has been working with its legal and accounting advisors to determine the best method of handling the ownership of intellectual property within the Corporate group. As a result, a number of the Company's tax returns have been delayed. In all cases the returns will be filed with a loss for the respective periods and we do not anticipate any tax liabilities or penalties to accrue due to the delays. The following is the status of filing by Company:

WaveRider Communications Inc.               - 1998 & 1999 outstanding
WaveRider Communications (Canada) Inc.      - 1998 & 1999 outstanding
WaveRider Communications (USA) Inc.         - 1999 outstanding
JetStream Internet Services Inc.            - current on all filings
ADE Network Technology Pty. Ltd.            - current on all filings



                                  SCHEDULE 3(v)

NONE

                                  SCHEDULE 3(w)

See SEC filings regarding sufficiency of insurance coverage.

                                  SCHEDULE 4(d)

Use of Proceeds

Proceeds from the sale of the convertible notes and the exercise of warrants will be used for working capital and the general operations of the Company and its subsidiaries.

                          WAVERIDER COMMUNICATIONS INC.

                    Exhibits to Securities Purchase Agreement

                             Dated December 8, 2000

The following Exhibits referenced in the Securities Purchase Agreement ("SPA"), dated December 8, 2000, between WaveRider Communications Inc. and Capital Ventures International have been included in this document as 8-K exhibits:

Document Description                    SPA Exhibit No.          8K Exhibit No.

Convertible Note (First)                      A-1                      10.2
Convertible Note (Second)                     A-2                      10.3
Class J Warrant                               B-1                      10.4
Class K Warrant                               B-2                      10.5
Class L Warrant                               B-3                      10.6
Registration Rights Agreement (First)         C-1                      10.7
Registration Rights Agreement (Second)        C-2                      10.8